York Space Systems Reports First Quarter 2026 Results
Government and Commercial Wins Reinforce Execution as Company Accelerates Expansion

DENVER, CO—May 14, 2026 – York Space Systems Inc. (NYSE: YSS) (York) today announced financial results for the quarter ended March 31, 2026.

($ in thousands, except percentages)	For the three months ended March 31,
	2026	2025	% Change
Revenue	$116,343	$106,252	9%
Gross profit	22,150	24,602	(10%)
Net loss	(114,842)	(11,729)	879%
Adjusted EBITDA (non-GAAP)	$(3,638)	$5,454	(167%)
* See definition and reconciliation of Adjusted EBITDA to net loss under “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures.”

“Our Q1 results reflect consistent execution against the objectives we set at the start of the year and with our IPO. Our commercial momentum and IDIQ awards demonstrate continued traction, and after quarter end, our agreement to acquire ALL.SPACE represents a meaningful step in expanding our total addressable market and broadening the range of missions we can support,” said Dirk Wallinger, CEO of York. “We are actively investing ahead of demand by building inventory of our satellite platforms and aligning our operations to support faster deployment timelines. That readiness is increasingly important as customers prioritize resilient, proliferated architectures and communications capabilities that can perform in more complex operating environments. Our focus remains on disciplined execution, continuing to build capacity, integrate new capabilities, and convert opportunity into awarded work.”

“The team is executing well and driving strong growth,” said Kevin Messerle, CFO of York. “Given the breadth of demand in front of us, we remain disciplined in how we allocate capital to maximize long-term value. The IPO has given us the opportunity to accelerate our growth by entering new but adjacent markets and building our new business footprint in the U.S. and across the world.”

First Quarter 2026 Company Results
Revenue increased $10 million, or 9%, to $116 million. This increase was primarily driven by growth in our major government programs.
Gross Margin decreased 4 percentage points to 19%; Gross Profit decreased 10% to $22 million. The decrease in gross margin is largely attributable to unfavorable EAC adjustments taken in the quarter together with favorable EAC adjustments in the year-ago quarter; the decrease in gross profit is primarily driven by the same, offset by higher revenue.
Backlog increased to $642 million reflecting the new commercial contract signed in first quarter of 2026.
Selected highlights
•York completed its IPO, raising net proceeds of $583 million.

•York acquired Orbion Space Technology, strengthening its supply chain with flight-proven electric propulsion systems.

•York secured a 12-month extension from NASA and Johns Hopkins Applied Physics Laboratory (APL) for its BARD mission. This enables an expanded series of demonstrations of the Polylingual Experimental Terminal (PExT) payload throughout 2026 and into early 2027, including increased interoperability testing and direct-to-Earth (DTE) communications with commercial ground service providers, supporting near real-time commanding, telemetry, and science data transfer options for future science and operational missions.

•York was awarded multiple IDIQ contract awards across two mission areas critical to national security and defense. York will compete for, and is well-positioned to win and execute, task orders under these awards. These awards expand York’s role in next-generation space and defense architectures.

•York finalized a multi-year $187 million commercial contract for a 20+ satellite constellation built on the M-CLASS platform, demonstrating continued growth in the commercial market.

•York initiated build-out of the first 20 satellite platforms for inventory, leveraging its mature production capacity and Manufacturing Readiness Level (MRL) 9 capabilities to accelerate time-to-orbit and meet growing demand for rapid, large-quantity deployments from government and commercial customers.

•In April 2026, York announced the entry into a definitive agreement to acquire ALL.SPACE, a leading provider of advanced satellite communications terminals and multi-network connectivity solutions. With the acquisition, York is creating a complete communications ecosystem that operates in contested environments across commercial and government networks. The consummation of the acquisition is subject to regulatory approvals and customary closing conditions.

Liquidity
As of March 31, 2026, our cash and cash equivalents were $656 million and availability under our Revolving Facility was $150 million, for total liquidity of $806 million.

Business outlook as of May 14, 2026
We are reaffirming our revenue guidance range of $545 million to $595 million for the full year 2026, as provided on our March 19, 2026 press release.
*Business outlook is based on information as of today, May 14, 2026, and may be impacted by factors outside York’s control. See “Forward Looking Statements.”
Conference Call
York will host a conference call to review its financial results for the first quarter 2026 and its outlook for the future and may disclose other material developments affecting its business and/or financial performance. Listeners may access the conference call live via audio webcast.
Thursday May 14, 2026

3:00 pm Mountain Time (5:00 pm Eastern Time)
Webcast: https://events.q4inc.com/attendee/615953366
An audio webcast replay of the conference call will be available for one year at http://ir.yorkspacesystems.com.
About York Space Systems
York Space Systems is a leading, U.S.-based national defense and commercial prime providing a comprehensive suite of mission-critical solutions for national security, government, and commercial customers. York is one of the only space and defense primes with proprietary hardware and software capabilities designed to address customers’ complex mission requirements across the critical elements of the entire space ecosystem throughout the mission lifecycle. York is purpose built to address evolving national security space challenges and to adapt to the ongoing shift in the U.S. government’s mission needs and procurement processes.

Forward-Looking Statements

This press release and the related conference call contain “forward-looking statements” within the meaning of, and we intend such forward-looking statements to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, statements about our 2026 outlook, future revenue and growth prospects, backlog, growth of market share and addressable market, growth and M&A strategy, business plans, inventory building, expectations regarding government agencies, programs and actions, the timing and consummation of the acquisition of ALL.SPACE, benefits expected from the acquisitions of Orbion Space Technology and ALL.SPACE, the future health of our spacecraft, the markets in which we operate, including growth of our various markets, potential new products and product innovation and our expectations, contract performance, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this press release and made during the related conference call, are forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: disruptions in U.S. government operations and funding and budgetary priorities of the U.S. government; limitations on investor insight into portions of our business due to our classified contracts with the U.S. government; our failure to establish and maintain important relationships with government agencies and prime contractors; the potential inability to realize our backlog; difficulties or disruptions in consummating future acquisitions and integrating the operations of acquired companies into our business, and in realizing the expected benefits of these transactions, including with respect to Orbion Space Technology and ALL.SPACE, cost overruns on our contracts, including before final receipt of a contract; concentration of our customers and backlog; our failure to implement and maintain an effective system of internal control over financial reporting; fluctuation of our operating results; significant competition in the global space and satellite market; our failure to manage our growth effectively and our ability to achieve and maintain profitability; any failure of our spacecraft systems and related software to operate as intended, resulting in warranty claims for product failures, schedule delays or other problems with existing or new products; our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner; our dependence on contracts entered into in the ordinary course of business and our dependence on major customers and vendors; the scarcity or unavailability of critical components used to manufacture our products or used in our development programs; the emerging and shifting nature of the market for spacecraft platforms and satellite software and its failure to achieve the growth potential we expect; uncertain global macro-economic and political conditions, including the implementation of tariffs; a failure of our information technology systems, physical or electronic security protections; the failure to adequately protect our proprietary intellectual property rights; the inability to comply with any of our contracts or meet eligibility requirements to obtain certain government contracts; government laws and regulations, particularly those relating to contracting in the defense industry; our substantial indebtedness; and the other factors set forth in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release and the related conference call. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

We believe that in addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), our non-GAAP financial measures including contribution margin, contribution margin %, EBITDA, and Adjusted EBITDA provide useful information to management, investors, and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. In addition to our GAAP measures, we use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources, including budgeting for infrastructure.

These non-GAAP financial measures are used to supplement the financial information presented on a GAAP basis and should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Contribution Margin

We refer to revenue less direct material costs of revenue as “contribution margin” and contribution margin divided by revenue as “contribution margin %.” The closest comparable GAAP financial measures to contribution margin and contribution margin % are gross profit and gross profit margin %, respectively. We believe contribution margin and contribution margin % are useful measures of the variable costs that we incur in order to provide services to our customers. Our presentation of contribution margin and contribution margin % should not be construed as an inference that our future results will be unaffected by variable costs.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted for interest expense, interest income, income tax benefit, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for changes in the fair value of derivatives, stock-based compensation expense, transaction costs, and other non-recurring items. Net loss is the most directly comparable GAAP measure to Adjusted EBITDA. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Backlog
We view backlog as a key measure of our business growth. Backlog represents our estimate of the revenue we expect to realize in future periods as a result of performing work on contracts that have been awarded to us (net of any revenue already recognized as of the backlog date). We include the aggregate expected revenue of awarded contracts in our backlog upon the execution of a legally binding agreement, even though our contracts include certain termination rights exercisable by our customers with advance notice. We exclude unexercised contract options from our backlog. Contract liabilities recognized on our consolidated balance sheets consists of payments and billings that we have received in excess of revenue that we have recognized. Because cash receipts from these contracts have not been recognized into revenue, they are included in our backlog calculation.
We monitor our backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of our business and identifying trends over time. Although backlog reflects business associated with contracts that are considered to be firm, terminations, amendments, or contract cancellations may occur, which could result in a reduction in our total backlog and potential future revenue that is never recognized.

Investor Contact

Christopher Evenden

ir@yorkspacesystems.com

Media Contact

Sarah Nickell

Sarah.nickell@yorkspacesystems.com

APPENDIX - 1

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	For the three months ended March 31,
($ in thousands, except shares and per share amounts)	2026	2025
Revenue	$116,343	$106,252
Cost of revenues	94,193	81,650
Gross profit	22,150	24,602
Operating expenses
Selling, general and administrative expenses	36,706	26,801
Stock compensation expense	84,696	—
Research and development expenses	5,289	4,401
Transaction costs	5,925	31
Total operating expenses	132,616	31,233
Loss from operations	(110,466)	(6,631)
Other (expense) income
Interest expense	(2,899)	(7,059)
Interest income	4,620	541
Other income (expense), net	(6,207)	114
Total other expense	(4,486)	(6,404)
Loss before provision for income taxes	(114,952)	(13,035)
Income tax benefit	110	1,306
Net loss	$(114,842)	$(11,729)
Foreign currency translation adjustment	(121)	485
Comprehensive loss	$(114,963)	$(11,244)
Net loss per common share
Net loss	$(114,842)	$(11,729)
Less: Accretion of Class P Units	$192	$—
Less: Deemed dividend on Conversion of the Class P Units upon IPO	$60,722	$—
Net loss available to common shareholders	$(175,756)	$(11,729)
Basic and diluted net loss per share	$—	$—
Weighted average common shares outstanding
Basic and diluted weighted common shares outstanding	116,022,676	95,141,928

Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	As of March 31, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$655,693	$162,573
Accounts receivable, net	3,931	11,539
Inventories	34,206	18,747
Prepaid expenses and other current assets	16,203	31,478
Contract assets	96,573	76,809
Capitalized commissions, net	5,107	6,661
Total current assets	811,713	307,807
Fixed assets, net	49,946	46,293
Right of use assets, net	28,747	24,683
Goodwill	737,385	674,262
Other intangibles, net	414,916	407,925
Other assets	6,347	14,415
Total assets	$2,049,054	$1,475,385
Liabilities, Temporary Equity and Member's Capital/Stockholders' Equity
Current liabilities
Contract liabilities	$28,565	$110,275
Accounts payable and accrued expenses	103,654	68,358
Operating lease liabilities, current	4,074	3,260
Income taxes payable	528	672
Long-term debt, current	4,688	3,750
Deferred commissions, current	5,391	5,038
Total current liabilities	146,900	191,353
Operating lease liabilities, less current portion	26,425	23,161
Deferred commissions, less current portion	1,127	2,110
Long-term debt, net	143,189	144,962
Derivative liability associated with Class P Units	—	93,411
Other liabilities	3,405	3,353
Deferred income tax liability	5,657	6,096
Total liabilities	$326,703	$464,446
Commitments and contingencies
Temporary Equity
Class P Units (240,956,348 and 0 units authorized, issued and outstanding at December 31, 2025 and 2024, respectively; $241,498 and $0 liquidation preference as of December 31, 2025 and 2024, respectively)	—	143,115
Member's Capital/Stockholders Equity
Common units (0 and 50,000,000 authorized, issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	—	1,135,910

Common stock ($0.0001 par value per share; 1,000,000,000 and 0 authorized at March 31, 2026 and December 31, 2025, respectively; 127,609,213 and 0 issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	13	—
Additional paid-in-capital	2,105,387	—
Accumulated other comprehensive income (loss)	815	936
Accumulated deficit	(383,864)	(269,022)
Total member's capital	1,722,351	867,824
Total liabilities, temporary equity, and member's capital/stockholders' equity	$2,049,054	$1,475,385

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended March 31,
($ in thousands)	2026	2025
Cash flows from operating activities
Net loss	(114,842)	$(11,729)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	16,103	12,036
Stock compensation expense	84,696	—
Amortization of debt issuance costs	207	—
Non-cash lease expense	980	209
Amortization of capitalized commissions	1,514	636
Non-cash compensation	—	—
Deferred taxes	(503)	(1,298)
Loss on equity investment	1,538	—
Other, net	5,789	(142)
Changes in assets and liabilities, net of the effect of acquisitions:
Accounts receivable, net	8,232	(613)
Inventories	(16,036)	8,962
Prepaid expenses and other current assets	11,125	2,819
Contract assets	(19,764)	(43,027)
Other long-term assets	(77)	(5)
Contract liabilities	(84,726)	(58,912)
Accounts payable and accrued expenses	22,965	10,668
Deferred commissions	(630)	(1,255)
Income taxes payable	(131)	—
Related party payables	—	626
Other long-term liabilities	71	83
Right-of-use assets and operating lease liabilities, net	(966)	(598)
Net cash (used in) operating activities	(84,455)	(79,496)
Cash flows from investing activities
Capital expenditures	(2,148)	(1,173)
Equity investments	(3,150)	—
Acquisition of business, net of cash acquired	(10,778)	—
Issuance of notes receivable	—	(2,500)
Proceeds from settlement of notes receivable	5,000	—
Net cash (used in)/provided by investing activities	(11,076)	(3,673)
Cash flows from financing activities
Proceeds from issuance of common stock in connection with the IPO, net of underwriting discounts and commissions	592,833	—
Payment of offering costs in connection with the IPO	(3,192)	—
Repayment of principal on long-term debt	(938)	—
Net cash provided by financing activities	588,703	—
Net increase/(decrease) in cash and cash equivalents	493,172	(83,169)
Effect of exchange rate changes on cash	(52)	65

Cash and cash equivalents, beginning of period	162,573	104,656
Cash at end of period	$655,693	$21,552
Supplemental disclosures of cash flow information
Cash payments for interest	$3,064	$6,292
Cash (refunded)/paid for taxes	(14)	—
Noncash operating, investing, and financing
Changes in accounts payable and accruals for purchases of fixed assets	1,343	358
Conversion of common units into shares of common stock upon IPO	1,135,718	—
Conversion of Class P Units into shares of common stock upon IPO	241,391	—
Issuance of common shares for acquisition of Orbion	60,180	—

APPENDIX - 2

Reconciliation of GAAP to Non-GAAP Results

Contribution Margin
(Unaudited)

	For the three months ended March 31,
($ in thousands, except percentages)	2026	2025
Revenue	$116,343	$106,252
Direct material costs	76,277	70,949
Contribution margin (non-GAAP)	$40,066	$35,303
Contribution margin % (non-GAAP)	34%	33%

Reconciliation to Contribution Margin
(Unaudited)

($ in thousands, except percentages)	For the three months ended March 31,
	2026	2025
Revenue	$116,343	$106,252
Less: Cost of revenues	94,193	81,650
Gross profit (GAAP)	$22,150	$24,602
Gross profit % (GAAP)	19%	23%
Add: Direct labor costs	10,155	7,724
Add: Direct overhead costs	3,343	1,715
Add: Depreciation and amortization	4,418	1,262
Contribution margin (non-GAAP)	$40,066	$35,303
Contribution margin % (non-GAAP)	34%	33%

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	For the three months ended March 31,
($ in thousands)	2026	2025
Net loss	$(114,842)	$(11,729)
Interest expense	2,899	7,059
Interest income	(4,620)	(541)
Income tax benefit	(110)	(1,306)
Depreciation and amortization	16,103	12,036
EBITDA (non-GAAP)	$(100,570)	$5,519
Changes in the fair value of derivatives	4,830	(142)
Stock-based compensation expense	84,696	—
Transaction costs(1)	5,925	31
Other(2)	1,481	46
Adjusted EBITDA (non-GAAP)	$(3,638)	$5,454
(1)Represents costs for legal, advisory fees and other costs incurred in connection with the Company's acquisition activity and one-time IPO costs.
(2)Other includes loss on initial Orbion investment, net gain on foreign exchange and one-time non-cash expense.

Backlog
(Unaudited)

($ in thousands)	As of March 31, 2026	As of December 31, 2025
Backlog	$642,298	$542,557